EXHIBIT 99.1

JOINT FILER INFORMATION

Other Reporting Person(s)

1.             Versata Enterprises, Inc.

Item	Information
Name:	Versata Enterprises, Inc.
Address:	6011 West Courtyard Dr., Suite 300, Austin, Texas 78730
Designated Filer:	Trilogy, Inc.
Date of Event Requiring Statement (Month/Day/Year):	December 12, 2007
Issuer Name and Ticker or Trading Symbol:	NetManage, Inc. [NETM]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:
	By:	/s/ Sean P. Fallon
	Name:	Sean P. Fallon
	Title:	Attorney-in-Fact
	Date:	December 17, 2007

2.             Joseph A. Liemandt

Item	Information
Name:	Joseph A. Liemandt
Address:	6011 West Courtyard Dr., Suite 300, Austin, Texas 78730
Designated Filer:	Trilogy, Inc.
Date of Event Requiring Statement (Month/Day/Year):	December 12, 2007
Issuer Name and Ticker or Trading Symbol:	NetManage, Inc. [NETM]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:
	By:	/s/ Sean P. Fallon
	Name:	Sean P. Fallon
	Title:	Attorney-in-Fact
	Date:	December 17, 2007